Exhibit 99.1

MTM Technologies Announces First Quarter Fiscal 2008 Results

•	Return to positive EBITDA; exceeded preliminary forecast with EBITDA profitability of $0.6 million;
•	First quarter FY08 revenue of $67.0 million, an increase of 7.6% over prior quarter;
•	Services gross margin up approximately 7.7% from the prior quarter and up 2.2% from the comparable prior year period; and
•	Company reiterates FY08 guidance – revenue of $265 million, with positive and increasing EBITDA in each quarter.

STAMFORD, CT – August 9, 2007 – MTM Technologies, Inc. (NASDAQ: MTMC), a leading national provider of innovative IT solutions and services to Global 2000 and mid-size companies, today announced financial results for its first quarter of fiscal year 2008 ended June 30, 2007.

Steve Stringer, President and Chief Operating Officer, said “We are very pleased with our results this quarter as we returned to EBITDA profitability and began to see the benefits of the cost reduction and go to market strategy programs we completed in fiscal year 2007.”

Stringer added, “We saw sequential revenue growth and improved gross margins as a direct result of our go to market strategy, the build out of our national services organization and improved front and back office systems which enabled us to better manage our people and improve utilization.”

Key Highlights for First Quarter 2008

•	Return to EBITDA profitability of $0.6 million.

•	Received $5.8 million in preferred equity financing from Pequot Ventures and Constellation Ventures.

•
Numerous new client wins in the Company’s core solutions areas of Access, Convergence, Consolidation and Virtualization, as well as for its Managed Services offering.  These new wins include both professional service engagements and long-term managed services engagements.

First Quarter Fiscal Year 2008 Results

Net revenue was $67.0 million for the quarter ended June 30, 2007, representing an increase of 7.6% over the prior quarter but a decline of 10.9% over the comparable prior year period.  Within total revenue, product revenue was $49.2 million or 73% of total revenue.  Product revenue was up 6.9% as compared to the previous quarter but down 14.6% over the comparable prior year period due to the company’s decision not to pursue non-strategic product deals.  For the quarter, services revenue was $17.8 million, representing 27% of total revenue.  Services revenue was up 9.7% as compared to the previous quarter and up 1.3% on a year-over-year basis.

Gross profit was $14.5 million for the first quarter of fiscal 2008, resulting in an overall gross margin of 21.7%.  Gross margins improved from 20.1% in the comparable prior year period and from 19.4% in the prior quarter.  Product gross margin for the first quarter of fiscal 2008 was 14.8%, an increase from 14.5% in the prior year’s quarter and the previous quarter.  Services gross margin was 40.7% in the first quarter of fiscal 2008, which was up from 38.5% in the prior year period and up from 33% in the previous quarter.

EBITDA for the first fiscal quarter ended June 30, 2007 was a positive $0.6 million compared to a negative $6.1 million in the previous quarter and a negative$2.1 million in the first quarter of fiscal 2007.

Net loss available to common shareholders was $4.7 million, or $0.38 loss per share, for the quarter ended June 30, 2007, compared to a loss of $6.8 million, or $0.59 loss per share, in the same quarter a year ago.

Jay Braukman, Chief Financial Officer, stated “This quarter we began to see the operating leverage in our business model through the combination of controlled expenses and profitable revenue generation.”

Financial Outlook

The Company is reiterating their previous guidance for fiscal 2008 with revenues of approximately $265 million and positive and increasing EBITDA in each quarter.  MTM expects to reduce its operating costs for fiscal 2008 by $10 million from its fiscal 2007 level.

Conference Call Details

In conjunction with this announcement, MTM Technologies will host a conference call on Friday, August 10, 2007, at 9:00 a.m. (EDT) to discuss the Company’s financial results.  To access this call, dial 800-811-8845 (domestic) or 913-981-4905 (international).  Additionally, a live webcast of the conference call will be available on the “Investor Relations” page on the Company’s Web site, www.mtm.com.

A replay of this conference call will be available from 12:00 p.m. EDT on Friday, August 10, 2007 through midnight EDT on Sunday, September 9, 2007 at 888-203-1112 (domestic) or 719-457-0820 (international).  The replay pass code is 4550698.  An archived webcast of this conference call will also be available on the “Investor Relations” page of the Company’s Web site, www.mtm.com.

Non-GAAP Financial Measures

MTM Technologies believes that EBITDA, which is not a recognized measure for financial presentation under United States generally accepted accounting principles (“GAAP”), provides investors and management with a useful supplemental measure of its operating performance  because it more closely approximates the cash generating ability of the Company as compared to operating income (loss).  EBITDA excludes the impact of interest, taxes, depreciation, amortization, stock based compensation and other expense.  A table reconciling net loss calculated in accordance with GAAP to EBITDA is included in the financial statements in this release.  EBITDA does not have any standardized definition and is therefore unlikely to be comparable to similar measures presented by other reporting companies.

About MTM Technologies, Inc.

MTM Technologies, Inc. is a leading national provider of innovative IT solutions and services to Global 2000 and mid-size companies.  Partnered with industry-leading technology providers such as Cisco Systems, Citrix, Microsoft, HP, Sun Microsystems, EMC, and Avaya, MTM Technologies offers comprehensive solutions in the areas of access, convergence, consolidation, and virtualization.  In addition, MTM Technologies provides a broad range of managed services, including system monitoring and management, hosting, security management, IP telephony management, and IT support, as well as IT staffing and training services.  For more information, visit www.mtm.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.  These risks and uncertainties include MTM Technologies' entry into new commercial businesses, the risk of obtaining financing, recruiting and retaining qualified personnel, and other risks described in MTM Technologies' Securities and Exchange Commission filings.  The forward looking statements in this press release speak only as of the date hereof and MTM Technologies disclaims any obligation to provide updates, revisions or amendments to any forward looking statement to reflect changes in  MTM Technologies’ expectations or future events.

For more information, contact: Michael Kern Vice President Integrated Corporate Relations, Inc. 617-956-6731 michael.kern@icrinc.com	J.W. (Jay) Braukman, III Chief Financial Officer MTM Technologies, Inc. 203-975-3750 investorrelations@mtm.com

MTM TECHNOLOGIES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	June 30,	March 31,
	2007	2007
ASSETS	(Unaudited)

Current assets:
Cash	$3,331	$4,439
Accounts receivable - trade, net of allowances of $1,084 and $1,552, respectively	42,920	46,543
Inventories	888	2,210
Prepaid expenses and other current assets	6,228	5,389
Total current assets	53,367	58,581

Property and equipment, net	14,712	16,005
Goodwill	69,987	69,987
Identified intangible assets, net of amortization	3,117	3,809
Other assets	953	1,079
TOTAL ASSETS	$142,136	$149,461

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Secured revolving credit facilities	$7,678	$10,692
Inventory financing agreements	11,129	11,358
Accounts payable	25,649	30,737
Accrued expense	8,267	11,207
Deferred revenue	6,063	6,477
Current portion of capital lease obligations	544	548
Total current liabilities	59,330	71,019

Secured promissory note	23,647	23,507
Non-current portion of capital lease obligations	294	425
Other long-term liabilities	4,715	5,191
Total liabilities	87,986	100,142

Shareholders' equity:
Series A preferred stock, $.001 par value; 38,500,000 and 33,500,000 shares authorized; issued and outstanding 27,967,857 and
22,645,766 shares at June 30, 2007 and March 31, 2007, respectively	61,216	54,307
Common stock, $.001 par value; authorized 80,000,000 shares authorized;
issued and outstanding 13,225,837 and 11,920,919 shares, respectively	13	12
Additional paid-in capital	55,964	54,315
Accumulated deficit	(63,043)	(59,315)
Total shareholders' equity	54,150	49,319
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$142,136	$149,461

MTM TECHNOLOGIES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	June 30,
	2007	2006

Net revenues:
Products	$49,234	$57,682
Services	17,778	17,549
Total net revenues	67,012	75,231
Costs and expenses:
Cost of products sold	41,932	49,330
Cost of services provided	10,548	10,796
Selling, general and administrative expenses	16,944	18,235
Restructuring	-	1,611
Total costs and expenses	69,424	79,972

Operating loss	(2,412)	(4,741)
Interest expense, net	(1,259)	(1,273)
Other income (expenses)	139	(43)
Loss before income tax provision	(3,532)	(6,057)
Provision for income taxes	196	330

Net loss	$(3,728)	$(6,387)
Preferred stock dividend	932	408
Net loss available to common shareholders	$(4,660)	$(6,795)
Net loss per common share:
Basic and Diluted	$(0.38)	$(0.59)

Weighted average number of common shares outstanding:
Basic and Diluted	12,195	11,552

MTM TECHNOLOGIES, INC. AND SUBSIDIARIES
EBITDA Reconciliation

	Three Months Ended
	June 30,
(in thousands)	2007	2006

EBITDA	$603	$(2,073)
Depreciation and amortization	2,559	2,219
Interest expense	1,259	1,273
Stock based compensation	456	449
Other (income) expenses	(139)	43
Income taxes	196	330

Net loss	$(3,728)	$(6,387)

Source:  MTM Technologies